UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2018

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland	0-21886	52-0812977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Barrett Business Services, Inc. (“the Company”), previously reported on August 7, 2018, that it had reached an agreement in principle with the United States Securities and Exchange Commission (the "SEC") to fully resolve the SEC's investigation against the Company first reported in May 2015. On September 20, 2018, the SEC approved and authorized the entry of an administrative order (the "Order") with respect to the Company, to which the Company consented without admitting or denying the Order's assertions of factual findings. The Order directs the Company to cease and desist from committing or causing violations of the antifraud, periodic reporting, books and records, and internal accounting control provisions of the federal securities laws in Section 17(a) of the Securities Act of 1933 and Sections 10(b), 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Securities Exchange Act of 1934, and Rules 10b-5, 12b-20, 13a-1, 13a-11, and 13a-13 under the Exchange Act, and to pay a civil money penalty of $1,500,000 to the SEC. The civil penalty was reflected in the Company's interim financial statements filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018. The Company's Chief Executive Officer, Michael L. Elich, agreed to reimburse the Company approximately $20,820 based on the recalculation of his 2013 incentive cash bonus to reflect the effect of restatement of the Company's financial statements. The SEC did not charge Mr. Elich with any wrongdoing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.
Dated: September 21, 2018	By:	/s/ Gary E. Kramer
Gary E. Kramer Vice President-Finance, Treasurer and Secretary